2001-HE2



Servicing Certificate                                  Group 1A              Group 1B                  Group 2
---------------------
Beginning Pool Balance                              221,127,276.23            248,619,796.07         523,037,258.83
Beginning PFA                                                 0.00                      0.00                   0.00
Ending Pool Balance                                 219,317,445.24            250,053,305.26         477,890,481.81
Ending PFA Balance                                               -                         -                      -
Principal Collections                                11,986,462.06             13,379,700.03          45,146,777.02
Principal Draws                                       4,676,838.25              5,829,092.76                      -
Net Principal Collections                                        -                         -          45,146,777.02
Active Loan Count                                            9,043                     5,909                 12,915

Interest Collections                                  1,187,778.73              1,300,193.76           3,495,678.20

Weighted Average Net Loan Rate                            6.17297%                  5.91380%               8.20442%
Substitution Adjustment Amount                                0.00                      0.00                   0.00

                      Beginning        Ending                                                       Interest            Security
Term Notes             Balance         Balance              Factor        Principal     Interest     Shortfalls   %     Coupon
----------             -------         -------              ------        ---------     ---------    ----------   -     ------
Class I - A - 1  224,356,000.00            224,356,000.00   1.0000000             0.00  401,971.17    0.00       21.07%   2.150%
Class I - A - 2  255,444,000.00            255,444,000.00   1.0000000             0.00  459,799.20    0.00       23.99%   2.160%
Class II - A - 1  59,448,364.20             24,480,764.92   0.2225524    34,967,599.28  101,557.62    0.00        2.30%   2.050%
Class II - A - 2  94,000,000.00             94,000,000.00   1.0000000             0.00  408,900.00    0.00        8.83%   5.220%
Class II - A - 3  36,000,000.00             36,000,000.00   1.0000000             0.00  170,100.00    0.00        3.38%   5.670%
Class II - A - 4 125,500,000.00            125,500,000.00   1.0000000             0.00  666,195.83    0.00       11.79%   6.370%
Class II - A - 5  49,265,000.00             49,265,000.00   1.0000000             0.00  281,549.48    0.00        4.63%   6.858%
Class II - A - 6  31,849,325.08             21,109,581.65   0.4491400    10,739,743.43   54,409.26    0.00        1.98%   2.050%
Class II - A - 7 123,235,000.00            123,235,000.00   1.0000000             0.00  637,741.13    0.00       11.57%   6.210%
Certificates              -                                     -         2,126,078.78        -             -             -

Loan Group 1A
Beginning Overcollateralization Amount             2,243,560.00    Credit Enhancement Draw Amount      0.00
Overcollateralization Amount Increase (Decrease)           0.00    Unreimbursed Prior Draws            0.00
Outstanding Overcollateralization Amount           2,243,560.00
Target Overcollateralization Amount                2,243,560.00


Loan Group 1B
Beginning Overcollateralization Amount             2,554,440.00    Credit Enhancement Draw Amount      0.00
Overcollateralization Amount Increase (Decrease)           0.00    Unreimbursed Prior Draws            0.00
Outstanding Overcollateralization Amount           2,554,440.00
Target Overcollateralization Amount                2,554,440.00


Loan Group 2
Beginning Overcollateralization Amount             3,739,569.55    Credit Enhancement Draw Amount      0.00
Overcollateralization Amount Increase (Decrease)     560,565.68    Unreimbursed Prior Draws            0.00
Outstanding Overcollateralization Amount           4,300,135.23
Target Overcollateralization Amount                8,775,000.00


Liquidation Loss Amounts                                                           Loan Group 1A       Loan Group 1B  Loan Group 2
------------------------

Beginning Loss Amount                                                              0.00                      0.00      0.00
Current Month Loss Amount                                                          0.00                 14,968.13      0.00
Current Month Recoveries                                                           0.00                      0.00      0.00
Net Ending Loss Amount                                                             0.00                 14,968.13      0.00


Loan Group 1A
Group                                                                                   Balance         of Loans         of Balance
-----                                                                                   -------         --------         ----------
Delinquent Loans (30 Days)                                                           896,802.92            38               0.41%
Delinquent Loans (60 Days)                                                           237,757.02             6               0.05%
Delinquent Loans (90 Days)                                                            76,076.56             2               0.02%
Delinquent Loans (120 Days)                                                          213,286.99             3               0.05%
Delinquent Loans (150 Days)                                                                   -             0               0.00%
Delinquent Loans (180 Days)                                                                   -             0               0.00%
REO                                                                                           -             0               0.00%
FC                                                                                            -             0               0.00%
BK                                                                                    92,342.05             0               0.02%

Loan Group 1B
Group                                                                                   Balance         of Loans         of Balance
-----                                                                                   -------         --------         ----------
Delinquent Loans (30 Days)                                                         1,186,746.87            31               0.47%
Delinquent Loans (60 Days)                                                           223,697.60             4               0.05%
Delinquent Loans (90 Days)                                                           138,657.57             3               0.03%
Delinquent Loans (120 Days)                                                          138,866.31             4               0.03%
Delinquent Loans (150 Days)                                                          144,537.97             4               0.03%
Delinquent Loans (180 Days)                                                                   -             0               0.00%
REO                                                                                           -             0               0.00%
FC                                                                                   125,889.26             5               0.03%
BK                                                                                    30,469.36             1               0.01%

Loan Group 2
Group                                                                                   Balance         of Loans         of Balance
-----                                                                                   -------         --------         ----------
Delinquent Loans (30 Days)                                                         1,073,946.44            37               0.22%
Delinquent Loans (60 Days)                                                           350,256.30             8               0.07%
Delinquent Loans (90 Days)                                                           176,706.49             5               0.04%
Delinquent Loans (120 Days)                                                           65,927.65             2               0.01%
Delinquent Loans (150 Days)                                                                   -             0               0.00%
Delinquent Loans (180 Days)                                                                   -             0               0.00%
REO                                                                                           -             0               0.00%
FC                                                                                    17,941.44             1               0.00%
BK                                                                                   277,596.16             7               0.06%

Groups                                                           Capitalized Interest Account LG1A Capitalized Interest Account LG1B
------                                                           --------------------------------- ---------------------------------
Beginning Balance                                                                    0.00                              0.00
Withdraw relating to Collection Period                                               0.00                              0.00
Interest Earned (Zero, Paid to Funding Account)                                      0.00                              0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                    -                                 -
Interest earned for Collection Period                                                0.00                              0.00
Interest withdrawn related to prior Collection Period                                0.00                              0.00


Capitalized Interest Account LG2
--------------------------------
                   0.00
                   0.00
                   0.00
                   0.00
                   0.00
                   0.00


Prefunding Account                                                          Loan Group 1A            Loan Group 1B   Loan Group 2
------------------
Beginning Balance                                                                0.00                      0.00        0.00
Additional Purchases During Revoliving Period                                    0.00                      0.00        0.00
Excess Of Draws over Principal Collections                                       0.00                      0.00        0.00
Total Ending Balance as Of Payment Date                                          0.00                      0.00        0.00
Interest earned for Collection Period                                            0.00                      0.00        0.00
Interest Withdrawn related to prior Collection Period                            0.00                      0.00        0.00

Funding Account                                                               Loan Group 1A       Loan Group 1B     Loan Group 2
---------------
Beginning Funding Account Balance                                            5,472,283.77              9,378,643.93    0.00
Deposit to Funding Account                                                   7,309,623.81              7,565,575.40    0.00
Payment for Additional Purchases                                             5,499,792.82              8,999,084.59    0.00
Ending Funding Account Balance as of Payment Date                            7,282,114.76              7,945,134.74    0.00
Interest earned for Collection Period                                                0.00                  4,258.28    0.00
Interest withdrawn related to prior Collection Period                            2,818.10                  3,562.98    0.00


Cuurent Month Repurchases Units                                                         1                         0       0
Cuurent Month Repurchases ($)                                                   14,257.61                      0.00       -
